Exhibit 99.1

news release

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: Cody Phipps President and Chief Executive Officer or Todd Shelton Senior Vice President and Chief Financial Officer United Stationers Inc. (847) 627-7000

UNITED STATIONERS REPORTS

SECOND QUARTER 2014 FINANCIAL RESULTS

DEERFIELD, Ill., July 23, 2014 – United Stationers Inc. (NASDAQ: USTR), a leading supplier of business essentials in North America, today announced financial results for the second quarter ended June 30, 2014.

Overview

•	Diluted earnings per share were $0.85, compared to $0.86 in the prior-year quarter.

•	Net sales increased 3.6 percent to $1.32 billion, compared to $1.27 billion in the prior-year quarter.

•	Gross profit was $199.5 million, or 15.1 percent of sales, compared with $201.9 million, or 15.8 percent of sales in the prior-year quarter.

•	Operating expenses were $142.2 million, or 10.8 percent of sales, compared with $143.0 million, or 11.2 percent of sales in the prior-year quarter.

•	Operating income was $57.3 million, or 4.3 percent of sales, compared to $58.9 million, or 4.6 percent of sales, in the prior-year quarter.

•	The company completed its acquisition of CPO Commerce, Inc. (“CPO”), a leading online seller of tools and equipment, in May 2014.

“Solid second quarter sales gains in our industrial, online, and janitorial/breakroom businesses drove our performance and demonstrate our continued progress as we implement our strategy to expand in these areas,” said Cody Phipps, president and chief executive officer. “We accelerated our investments, primarily in our industrial and online businesses, to more rapidly expand key capabilities and gain market share resulting in earnings per share being slightly below last year’s record second quarter level. We believe these prudent investments will expedite our diversification strategy, and position the company to achieve sustained sales growth, margin performance and value creation over the long term.”

Second Quarter Performance

Net sales increased 3.6 percent during the second quarter of 2014 to $1.32 billion when compared to the second quarter of last year. Sales of industrial supplies increased 10.8 percent to $146.6 million, including the $8.2 million from the CPO acquisition, from $132.3 million. Janitorial and breakroom supplies increased 7.5 percent to $357.9 million from $332.9 million. Traditional office products sales increased 2.1 percent to $330.7 million from $323.9 million in the prior-year quarter. Furniture sales increased 2.2 percent to $78.4 million from $76.7 million in the prior-year quarter. Technology sales declined 1.9 percent to $367.3 million from $374.3 million, as the category continued to experience soft demand combined with some lower margin transactional business.

Note: All EPS numbers in this document are diluted unless stated otherwise.

(1)	This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release. Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Reports Second Quarter 2014 Financial Results

Gross profit in the second quarter of 2014 decreased 1.2 percent to $199.5 million, compared to $201.9 million the prior-year quarter. Gross margin declined 70 basis points from the prior-year quarter to 15.1 percent of sales. The decline in margin rate resulted from some opportunistic lower-margin sales to major technology customers, targeted investments in industrial products and higher freight costs in the growing online businesses.

Operating expenses for the second quarter declined slightly to $142.2 million, or 10.8 percent of sales, compared with $143.0 million or 11.2 percent of sales in the second quarter of 2013. Spending in the company’s growth businesses were more than offset primarily by lower operating costs across the organization, lower variable management incentive compensation, and an improvement in bad debt expense.

Operating income declined 0.5 percent to $57.3 million compared to $58.9 million in the prior-year quarter. Operating margin declined 30 basis points to 4.3 percent of sales.

Net income was $33.3 million, or $0.85 per diluted share, compared with $34.7 million, or $0.86 per diluted share in the prior-year period.

Six-Month Performance

Net sales in the first half of 2014 increased 1.9 percent to $2.6 billion, from $2.5 billion in the prior-year period. This was led by a 6.1 percent increase in industrial supplies and a 4.9 percent increase in janitorial and breakroom supplies. Sales of total office products declined 0.5 percent, as an increase in traditional office products was more than offset by declines in technology and furniture.

Gross profit declined 1.0 percent to $386.5 million in the first half of 2014, compared to $390.5 million the prior year. Gross margin declined 50 basis points to 15.0 percent of sales due to a combination of shifting product mix, higher investment spending in the company’s growth businesses, and higher freight costs.

Operating expenses in the first six months of 2014 were $291.0 million, or 11.3 percent of sales, compared with $306.3 million the prior year. Operating expenses in the first half of 2013 included a charge for a workforce reduction and facility closure during the first quarter. Adjusted for the charge, operating expenses in the first half of 2013 were $291.9 million(1) or 11.6 percent(1) of sales. Year-to-date 2014, the company lowered adjusted operating expense by 30 basis points while increasing investments in its growth businesses.

Operating income for the first half of 2014 was $95.5 million or 3.7 percent of sales, compared with $84.2 million in the prior-year period. Excluding the charge mentioned above, adjusted operating income through the first six months of 2013 was $98.6 million(1) or 3.9 percent(1) of sales.

Net income for the first half of 2014 was $55.2 million, or $1.40 per diluted share, compared to $48.5 million in the first half of 2013. Excluding the charge mentioned above, adjusted net income in the first half of 2013 was $57.5 million(1), or $1.42(1) per diluted share.

Cash Flow, Debt Trends and Share Repurchases

Net cash provided by operating activities for the six months ended June 30, 2014 was $78.9 million, compared with $45.3 million in the same period last year. Current period cash flow was positively impacted by a reduction in inventory levels from December 31, 2013 and increased net income, partially offset by higher accounts receivables. Cash flow used in investing activities, including the acquisition of CPO, totaled $35.6 million in 2014, compared with $13.5 million in the same period last year.

The company currently has approximately $1.0 billion of total committed debt capacity. As of June 30, 2014, the company had total debt outstanding of $543.5 million compared with $518.5 million as of June 30, 2013. Debt-to-total capitalization declined to 39.2 percent at June 30, 2014 from 40.5 percent at June 30, 2013. In the first half of 2014, the company paid $31.2 million to acquire approximately 800 thousand shares and paid cash dividends of $11.0 million to common shareholders.

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United Stationers Reports Second Quarter 2014 Financial Results

Outlook

“We are making significant progress as we continue to transform our business,” commented Phipps. “We remain focused on implementing our previously announced plans to drive operating and customer efficiencies by creating an integrated operating platform across our businesses. In addition, we will continue to build on our first half progress by investing in our online and industrial businesses during the second half of the year to position the company for sustained growth and profitability.”

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Thursday, July 24, 2014, at 10:00 a.m. CDT, to discuss second quarter 2014 results. To participate, callers within the U.S. and Canada should dial (888) 317-6016, and international callers should dial (412) 317-6016 approximately 10 minutes before the presentation. The passcode is “10046285.” To listen to the webcast, participants should visit the Investors section of the company’s website (link: http://investors.unitedstationers.com), and click on the “Q2-14 Earnings Release” button on the right side of the page, several minutes before the event is broadcast. Interested parties can access an archived version of the call, this news release, a financial slide presentation and other information related to the call, also located on the Investors section of United Stationers’ website, about two hours after the call ends.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s reliance on key customers, and the risks inherent in continuing or increased customer concentration; end-user demand for products in the office, technology, and furniture product categories may continue to decline; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; United’s reliance on supplier allowances and promotional incentives; United’s reliance on independent resellers for a significant percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; United’s ability to maintain its existing information technology systems and the systems and e-commerce services that it provides to customers, and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the creditworthiness of United’s customers; United’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; United’s success in effectively identifying, consummating and integrating acquisitions; the risks and expense associated with United’s obligations to maintain the security of private information provided by United’s customers; the costs and risks related to compliance with laws, regulations and industry standards affecting United’s business; the availability of financing sources to meet United’s business needs; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

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United Stationers Reports Second Quarter 2014 Financial Results

Company Overview

United Stationers Inc. is a leading supplier of business essentials, with 2013 net sales of $5.1 billion. The company stocks a broad assortment of over 140,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, and industrial supplies. The Company’s network of 65 distribution centers allows it to deliver these products to approximately 25,000 reseller customers. This network, combined with United’s breadth and depth of inventory, enables the Company to ship most products overnight to more than ninety percent of the U.S. and major cities in Mexico and Canada. For more information, visit unitedstationers.com.

United Stationers common stock trades on the NASDAQ Global Select Market under the symbol USTR.

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United Stationers Reports Second Quarter 2014 Financial Results

United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$1,320,037	$1,274,494	$2,574,176	$2,524,979
Cost of goods sold	1,120,577	1,072,558	2,187,633	2,134,518

Gross profit	199,460	201,936	386,543	390,461

Operating expenses:
Warehousing, marketing and administrative expenses	142,186	143,009	291,035	306,293

Operating income	57,274	58,927	95,508	84,168

Interest expense, net	3,833	2,856	7,207	5,969

Income before income taxes	53,441	56,071	88,301	78,199

Income tax expense	20,110	21,401	33,113	29,655

Net income	$33,331	$34,670	$55,188	$48,544

Net income per common share – diluted	$0.85	$0.86	$1.40	$1.20

Weighted average number of common shares – diluted	39,226	40,328	39,435	40,475

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United Stationers Reports Second Quarter 2014 Financial Results

United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	(unaudited) As of June 30,		(audited) As of Dec. 31, 2013
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$31,495	$21,117	$22,326
Accounts receivable, net	662,772	662,195	643,379
Inventories	804,395	732,202	830,295
Other current assets	31,436	26,014	29,255

Total current assets	1,530,098	1,441,528	1,525,255

Property, plant and equipment, net	135,529	139,098	143,050
Goodwill	382,950	358,427	356,811
Intangible assets, net	75,210	64,713	65,502
Other long-term assets	26,059	26,598	25,576

Total assets	$2,149,846	$2,030,364	$2,116,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$486,621	$475,207	$476,113
Accrued liabilities	187,414	176,394	191,531
Short-term debt	1,098	1,200	373

Total current liabilities	675,133	652,801	668,017

Deferred income taxes	27,539	16,693	29,552
Long-term debt	542,410	517,285	533,324
Other long-term liabilities	63,082	83,059	59,787

Total liabilities	1,308,164	1,269,838	1,290,680

Stockholders’ equity:
Common stock, $0.10 par value; authorized – 100,000,000 shares, issued – 74,435,628 shares in 2014 and 2013	7,444	7,444	7,444
Additional paid-in capital	412,839	408,419	411,954
Treasury stock, at cost – 35,413,470 and 34,605,362 shares at June 30, 2014 and 2013, respectively and 34,714,083 shares at December 31, 2013	(1,027,575)	(986,949)	(998,234)
Retained earnings	1,488,469	1,380,727	1,444,238
Accumulated other comprehensive loss	(39,495)	(49,115)	(39,888)

Total stockholders’ equity	841,682	760,526	825,514

Total liabilities and stockholders’ equity	$2,149,846	$2,030,364	$2,116,194

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United Stationers Reports Second Quarter 2014 Financial Results

United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	For the Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities:
Net income	$55,188	$48,544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,430	19,381
Share-based compensation	4,294	5,538
Loss (gain) on the disposition of plant, property and equipment	96	(219)
Amortization of capitalized financing costs	460	446
Excess tax benefits related to share-based compensation	(638)	(1,545)
Deferred income taxes	(5,317)	(7,195)
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(17,650)	(4,036)
Decrease in inventory	39,290	31,604
(Increase) decrease in other assets	(2,765)	997
Increase (decrease) in accounts payable	21,961	(36,236)
(Decrease) increase in checks in-transit	(28,545)	16,094
Decrease in accrued liabilities	(1,106)	(20,757)
Decrease in other liabilities	(5,809)	(7,366)

Net cash provided by operating activities	78,889	45,250

Cash Flows From Investing Activities:
Capital expenditures	(10,335)	(17,044)
Proceeds from the disposition of property, plant and equipment	869	3,522
Acquisition, net of cash acquired	(26,161)	—

Net cash used in investing activities	(35,627)	(13,522)

Cash Flows From Financing Activities:
Net repayments under revolving credit facility	(14,489)	(55,891)
Borrowings under receivables securitization program	9,300	50,000
Repayment of debt	(135,000)	—
Proceeds from the issuance of debt	150,000	—
Net (disbursements) proceeds from share-based compensation arrangements	(1,788)	14,366
Acquisition of treasury stock, at cost	(31,152)	(39,810)
Payment of cash dividends	(10,991)	(11,220)
Excess tax benefits related to share-based compensation	638	1,545
Payment of debt issuance costs	(615)	(410)

Net cash used in financing activities	(34,097)	(41,420)
Effect of exchange rate changes on cash and cash equivalents	4	(110)

Net change in cash and cash equivalents	9,169	(9,802)
Cash and cash equivalents, beginning of period	22,326	30,919

Cash and cash equivalents, end of period	$31,495	$21,117

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United Stationers Reports Second Quarter 2014 Financial Results

United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income, Net Income, and Diluted Earnings Per Share

(unaudited)

(in thousands, except per share data)

	For the Six Months Ended June 30,
	2014		2013
	Amount	% to Net Sales	Amount	% to Net Sales
Net sales	$2,574,176	100.00%	$2,524,979	100.00%

Gross profit	$386,543	15.02%	$390,461	15.46%

Operating expenses	$291,035	11.31%	$306,293	12.13%
Workforce reduction and facility closure charge	—	—	(14,432)	(0.57)

Adjusted operating expenses	$291,035	11.31%	$291,861	11.56%

Operating income	$95,508	3.71%	$84,168	3.33%
Operating expense items noted above	—	—	14,432	0.57

Adjusted operating income	$95,508	3.71%	$98,600	3.90%

Net income	$55,188		$48,544
Operating expense items noted above, net of taxes	—		8,948

Adjusted net income	$55,188		$57,492

Diluted earnings per share	$1.40		$1.20
Per share operating expense items noted above	—		0.22

Adjusted diluted earnings per share	$1.40		$1.42

Adjusted diluted earnings per share – growth rate over the prior year period	(1.4)%
Weighted average number of common shares – diluted	39,435		40,475

Note: Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share for the six months ended June 30, 2013 exclude the effects of a $14.4 million charge related to a workforce reduction and facility closures. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income. Management believes that excluding these items is an appropriate comparison of its ongoing operating results to last year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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